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                                                                     Exhibit 5.1

                    [LETTERHEAD OF MAYER, BROWN, ROWE & MAW]



                                  July 30, 2002



Everest Reinsurance Holdings, Inc.
477 Martinsviile Road
P.O. Box 830
Liberty Corner, New Jersey 07938

Everest Re Capital Trust
c/o Everest Reinsurance Holdings, Inc.
477 Martinsville Road
P.O. Box 830
Liberty Corner, New Jersey 07938

     Re: Everest Reinsurance Holdings, Inc.
         Everest Re Capital Trust
         Registration Statement on Form S-3

Dear Ladies/Gentlemen:

     We have represented Everest Reinsurance Holdings, Inc., a Delaware corporation ("Everest Holdings"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to debt securities (the "Debt Securities"), warrants (the "Warrants") of Everest Holdings. We have also represented Everest Re Capital Trust, a Delaware business trust (the "Trust"), in connection with the preparation and filing with the Commission under the Securities Act of the Registration Statement relating to preferred securities of the Trust (the "Preferred Securities"), which wil1 be guaranteed by Everest Holdings (the "Guaranty").

     In rendering the opinions expressed herein, we have examined and relied upon such documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of Everest Holdings as we have deemed necessary or appropriate. We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.















Mayer Brown, Rowe & Maw is a U.S. General Partnership. We operate in combination with our associated English Partnership in the offices listed above.

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MAYER, BROWN, ROWE & MAW

   July 30, 2002
   Page 2

     Based upon and subject to the foregoing, we are of the opinion that:



     (i) The Debt Securities have been duly authorized for issuance by Everest Holdings and, when duly executed and delivered and authenticated in accordance with the indenture under which they are issued and when payment therefor is received, will constitute valid and legally binding obligations of Everest Holdings, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (ii) The Warrants have been duly authorized for issuance by Everest Holdings and, when duly executed and delivered and when payment therefor is received, will constitute valid and legally binding obligations of Everest Holdings, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting then enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and

     (iii) The Guaranty has been duly authorized for issuance by Everest Holdings and, when duly executed and delivered, and when the Preferred Securities are duly executed, delivered and payment therefor is received, will constitute valid and legally binding obligations of Everest Holdings, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     We are admitted to practice law in the State of Illinois and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America and the laws of the State of Delaware.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement.



                                                 Very truly yours,


                                                 /s/ Mayer, Brown, Rowe & Maw
                                                  MAYER, BROWN, ROWE & MAW